Exhibit 2

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SAFARI ASSOCIATES INC.
PROFORMA CONSOLIDATED BALANCE SHEET
AUGUST 31, 2006

ASSETS
Current Assets:
Cash         $ 144,626
Inventory                 13,230
Other current assets                                                                                     39,000
Total Current Assets                                                                  196,856

Fixed Assets
Property, Plant and Equipment                                                                   13,783

Other Assets                                                                                     50,321

Total Assets                                                          $ 260,960

LIABILITIES AND STOCKHOLDER’S (DEFICIT)
Current Liabilities:
Notes payable                                                                                            $ 35,000
Accounts payable                                                                                      318,282
Accruals and other current liabilities                                                      264,482
Convertible Notes payable                                                     505,500
Total Current Liabilities                                           1,123,264

Stockholder’s (Deficit)
Common Stock, par value $.001, authorized 100,000,000
shares, issued and outstanding 77,537,384 shares                                                77,587
Additional paid in capital                                                                                     2,921,593
Retained (deficit)                                                                         (3,861,434)
Total Stockholder’s (Deficit)                                    (862,304)

Total Liabilities and Stockholder’s (Deficit)                    $ 260,960

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SAFARI ASSOCIATES INC.
PROFORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE EIGHT MONTHS ENDED AUGUST 31, 2006

Revenue         $ 367,075
Cost of Revenue                                                                                                 140,838

Gross Profit                                                                               226,237

Operating Expenses:
Selling expenses                                                                                157,774
General and administrative expenses                                             269,384
Research and development costs                                         7,178
                                                                                                                             434,336

Loss from operations                                                                                      (208,099)

Interest Expense         (27,826)

Net (Loss)                                                                                                      $ (235,925)

(Loss) per Share                                                                                                 $ (.003)

Average number of shares outstanding                                                  76,653,408

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